Exhibit 10.54
AMENDMENT TO
EMPLOYMENT AGREEMENT
     This Amendment to Employment Agreement, entered into as of this 9th day of January, 2007, is made effective January 1, 2007 and amends that certain Employment Agreement by and between NYMAGIC, INC., a New York corporation (together with its successors and assigns, the “Company”) and A. George Kallop (the “Executive”), entered into as of the 17th day of April 2006, and made effective October 1, 2005.
     1. Section 3 is hereby amended to read as follows:
     “3. Base Salary.
     The Executive shall be paid an annualized salary, payable in accordance with the regular payroll practices of the Company, of not less than $450,000, subject to review for increase at the discretion of the Compensation Committee (the “Committee”) of the Board (“Base Salary”).”
     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

NYMAGIC, INC.

By:	/s/ Paul J. Hart

Name:	Paul J. Hart
Title:	Attorney-in-fact

THE EXECUTIVE

/s/ A. George Kallop

A. George Kallop